As filed with the Securities and Exchange Commission on December 29, 2006
Registration No. 333-138910

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________________________

AMENDMENT NO. 1 TO
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

BIOSOLAR, INC.
(Name of small business issuer in its charter)

Nevada	3081	20-4754291
(State or other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Code Number)	Identification No.)

  27936 Lost Canyon Road, Suite 202
Santa Clarita, California 91387
(661) 251-0001
(Address and telephone number of principal executive offices and principal place of business)

David Lee
Chief Executive Officer
BIOSOLAR, INC.
27936 Lost Canyon Road, Suite 202
Santa Clarita, California 91387
(661) 251-0001
(Name, address and telephone number of agent for service)

Copies to:
Gregory Sichenzia, Esq.
Eric A. Pinero, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas, 21st Flr.
New York, New York 10018
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐ ________

		PROPOSED	PROPOSED
		MAXIMUM	MAXIMUM	AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE	AMOUNT TO BE	OFFERING PRICE	AGGREGATE	REGISTRATION
REGISTERED	REGISTERED (1)	PER SHARE (2)	OFFERING PRICE	FEE

Common stock, $.0001 par value	26,500,000	$.10	$2,650,000	$283.55
Total	26,500,000		$2,650,000	$283.55	*

*Previously paid.

(1) Includes shares of our common stock, par value $0.0001 per share, held by the selling stockholders which may be offered pursuant to this registration statement.

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(B) of the Securities Act of 1933, as amended, and computed pursuant to Rule 457 under the Securities Act.

(3) Includes 100% of the shares of our common stock which we issued to the selling stockholders under certain Subscription Agreements in May and July 2006.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED DECEMBER 29, 2006

BIOSOLAR, INC.

26,500,000 SHARES OF

COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 26,500,000 shares of our common stock presently outstanding. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We have paid the expenses of preparing this prospectus and the related registration expenses.

The selling stockholders may sell shares from time to time at a fixed price equal $.10 per share. Our common stock is not traded on any national securities exchange and is not quoted on any over-the-counter market. If our shares become quoted on the Over-The-Counter Bulletin Board, sales will be made at prevailing market prices or privately negotiated prices.

INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS"

BEGINNING ON PAGE 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2006.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed BioSolar, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

TABLE OF CONTENTS

Cautionary Note Regarding Forward-Looking Statements	6
Prospectus Summary	7
Risk Factors	9
Use Of Proceeds	12
Management’s Discussion And Analysis Of Financial Condition And Results Of Operations	13
Description Of Business	16
Description Of Property	17
Legal Proceedings	17
Management	19
Executive Compensation	20
Certain Relationships And Related Transactions	20
Security Ownership Of Certain Beneficial Owners And Management	20
Description Of Securities	21
Commission’s Position On Indemnification For Securities Act Liabilities	21
Plan Of Distribution	22
Selling Stockholders	24
Legal Matters	29
Experts	29
Available Information	29
Index to Financial Statements	F-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

In some cases, you can identify forward-looking statements by words such as "may," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

BIOSOLAR, INC.

OUR BUSINESS

We are developing new and innovative thin film solar cells produced on bio-based plastic substrates with the intent to provide commercially viable solar cell designs that convert sun light into electrical energy. The process for producing electricity from sunlight is known as Photovoltaics. Photovoltaic ("PV") is the science of capturing and converting sun light into electricity.

We are focusing our research and product development efforts on thin film PV devices in an effort to capitalize on what we perceive as cost and application diversity advantages to current rigid multi-crystalline silicon wafer technologies. Our thin film cell design employs less than 1.5 microns of material thickness as opposed to an approximate 400 microns of material thickness for multi-crystalline cell designs. This significant reduction in cell thickness and flexibility of the completed cell structure leads to the use of "thin film" terminology in describing the solar cell design.

We are focusing our research and product development efforts on thin film PV devices produced on bio-based plastic substrates and the eventual marketing of such products to the building materials, outdoor power, emergency power, mobile computer and communications sectors.

We were incorporated in the State of Nevada on April 24, 2006, as BioSolar Labs, Inc. Our name was changed to BioSolar, Inc. on June 8, 2006. Our principal executive offices are located at 27936 Lost Canyon Road, Suite 202, Santa Clarita, California 91387, and our telephone number is (661) 251-0001.

The Offering

Common stock offered by selling stockholders	Up to 26,500,000 shares, including the following:

- up to 25,000,000 shares of common stock issued to certain of the selling stockholders pursuant to certain Subscription Agreements in May 2006 for an aggregate purchase price of $375,000, and

- 1,500,000 shares of common stock issued to certain of the selling stockholders pursuant to certain Subscription Agreements in July 2006, for an aggregate purchase price of $150,000.

This number represents 20.6% of our current outstanding stock.

Common stock to be outstanding after the offering	Up to 128,557,777 shares

Use of proceeds	We will not receive any proceeds from the sale
of the common stock.

The above information regarding common stock to be outstanding after the offering is based on 128,557,777 shares of common stock outstanding as of November 13, 2006.

TRANSACTIONS BEING REGISTERED IN THIS PROSPECTUS

ROUND 1 2006 SUBSCRIPTION AGREEMENT*

In May 2006, we entered into Subscription Agreements with several accredited investors pursuant to which the investors subscribed to purchase an aggregate amount of up to $375,000 in shares of our common stock, or a total of 25,000,000 shares.

We granted “piggy-back” registration rights to the investors in our Round 1 2006 Subscription Agreements covering the shares of common stock on registration statements (other than on Form S-8, S-4 or similar Forms) subsequently filed by us.

ROUND 2 2006 SUBSCRIPTION AGREEMENT*

In July 2006, we entered into Subscription Agreements with several accredited investors pursuant to which the investors subscribed to purchase an aggregate amount of up to $150,000 in shares of our common stock, or a total of 1,500,000 shares.

We granted “piggy-back” registration rights to the investors in our Round 2 2006 Subscription Agreement covering the shares of common stock on registration statements (other than on Form S-8, S-4 or similar Forms) subsequently filed by us.

*We claim an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about us and their investment, the investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

WE HAVE A LIMITED OPERATING HISTORY UPON WHICH YOU CAN BASE AN INVESTMENT DECISION.

Our company was formed on April 24, 2006 and therefore, we have a limited operating history upon which you can make an investment decision, or upon which we can accurately forecast future sales. You should, therefore, consider us subject to the business risks associated with a new business. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation and initial operations of a new business.

WE HAVE A LIMITED HISTORY OF LOSSES AND HAVE NEVER REALIZED REVENUES TO DATE. WE EXPECT TO CONTINUE TO INCUR LOSSES AND NO ASSURANCE CAN BE GIVEN THAT WE WILL REALIZE REVENUES.  ACCORDINGLY, WE MAY NEVER ACHIEVE AND SUSTAIN PROFITABILITY.

Since inception, we have incurred losses and have negative cash flows from operations and have never realized revenues. For the three months ended September 30, 2006, we incurred a net loss of $67,119. From inception through June 30, 2006, we incurred a net loss of $86,005. These factors, among others discussed in Note 1 to the financial statements, raise substantial doubt about the ability to continue as a going concern. We expect to continue to incur net losses until we are able to realize revenues to fund our continuing operations. We may fail to achieve any or significant revenues from sales or achieve or sustain profitability. Accordingly, there can be no assurance of when, if ever, we will be profitable or be able to maintain profitability.

WE MAY BE UNABLE TO MANAGE OUR GROWTH OR IMPLEMENT OUR EXPANSION STRATEGY.

We may not be able to expand our product and service offerings, our client base and markets, or implement the other features of our business strategy at the rate or to the extent presently planned. Our projected growth will place a significant strain on our administrative, operational and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

WE MAY NOT BE ABLE TO SUCCESSFULLY DEVELOP AND COMMERCIALIZE OUR TECHNOLOGIES WHICH WOULD RESULT IN CONTINUED LOSSES AND OUR FINANCIAL CONDITION AND RESULTS OF OPERATION COULD BE MATERIALLY AND ADVERSELY AFFECTED.

While we have made progress in the development of our products, we have not generated any revenues and we are unable to project when we will achieve profitability, if at all. As is the case with any new technology, we are a development stage company and expect the development process to continue. We may not be able to create our product offering, develop a customer base and markets, or implement the other features of our business strategy at the rate or to the extent presently planned. Growth beyond the product development stage will place a significant strain on our administrative, operational and financial resources. In addition, the Company's operations will not be able to move out of the development stage without additional funding. If we are unable to successfully finance our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our financial condition and results of operation could be materially and adversely affected.

OUR REVENUES ARE DEPENDENT UPON ACCEPTANCE OF OUR PRODUCTS BY THE MARKET; THE FAILURE OF WHICH WOULD CAUSE TO CURTAIL OR CEASE OPERATIONS.

We believe that virtually all of our revenues will come from the sale or license of our products. As a result, we will continue to incur substantial operating losses until such time as we are able to generate revenues from the sale or license of our products. There can be no assurance that businesses and customers will adopt our technology and products, or that businesses and prospective customers will agree to pay for or license our products. In the event that we are not able to significantly increase the number of customers that purchase or license our products, or if we are unable to charge the necessary prices or license fees, our financial condition and results of operations will be materially and adversely affected.

WE DO NOT MAINTAIN THEFT OR CASUALTY INSURANCE, AND ONLY MAINTAIN MODEST LIABILITY AND PROPERTY INSURANCE COVERAGE AND THEREFORE WE COULD INCUR LOSSES AS A RESULT OF AN UNINSURED LOSS.

We do not maintain theft or casualty insurance and we have modest liability and property insurance coverage. We cannot assure that we will not incur uninsured liabilities and losses as a result of the conduct of our business. Any such uninsured or insured loss or liability could have a material adverse affect on our results of operations.

IF WE LOSE KEY EMPLOYEES AND CONSULTANTS OR ARE UNABLE TO ATTRACT OR RETAIN QUALIFIED PERSONNEL, OUR BUSINESS COULD SUFFER.

Our success is highly dependent on our ability to attract and retain qualified scientific, engineering and management personnel. We are highly dependent on our management, including Mr. David Lee who has been critical to the development of our technologies and business. The loss of the services of Mr. Lee could have a material adverse effect on our operations. We do not have an employment agreement with Mr. Lee and do not maintain key man insurance with respect to Mr. Lee. Accordingly, there can be no assurance that he will remain associated with us. His efforts will be critical to us as we continue to develop our technology and as we attempt to transition from a development state company to a company with commercialized products and services. If we were to lose Mr. Lee, or any other key employees or consultants, we may experience difficulties in competing effectively, developing our technology and implementing our business strategies.

THE LOSS OF STRATEGIC RELATIONSHIPS USED IN THE DEVELOPMENT OF OUR PRODUCTS AND TECHNOLOGY COULD IMPEDE OUR ABILITY TO COMPLETE OUR PRODUCT AND RESULT IN A MATERIAL ADVERSE EFFECT CAUSING THE BUSINESS TO SUFFER.

We may rely on strategic relationships with technology development partners to provide personnel, and expertise in the research and development of the technology and manufacturing process underlying our thin film PV product. A loss of these relationships for any reason could cause us to experience difficulties in completing the development of our product and implementing our business strategy. There can be no assurance that we could establish other relationships of adequate expertise in a timely manner or at all.

OUR PATENT APPLICATION FOR OUR TECHNOLOGY IS PENDING AND THERE IS NO ASSURANCE THAT THIS APPLICATION WILL BE GRANTED. FAILURE TO OBTAIN THE PATENT FOR OUR APPLICATION COULD PREVENT US FROM SECURING ROYALTY PAYMENTS IN THE FUTURE, IF APPROPRIATE.

We have filed a patent to protect the intellectual property rights for “A Method for Building Thin Film Flexible Solar Cells on Bio-Based Plastic Substrates”. To date our patent application has not been granted. We cannot be certain that this patent will be granted nor can we be certain that other companies have not filed for patent protection for this technology before us. Even if we are granted patent protection for our technology, there is no assurance that we will be in a position to enforce our patent rights. Failure to be granted patent protection for our technology could result in greater competition or in limited royalty payments. This could result in inadequate revenue and cause us to cease operations.

OUR CURRENT AND POTENTIAL COMPETITORS, SOME OF WHOM HAVE GREATER RESOURCES THAN WE DO, MAY DEVELOP PRODUCTS AND TECHNOLOGIES THAT MAY CAUSE DEMAND FOR, AND THE PRICES OF, OUR PRODUCTS TO DECLINE.

While there are a number of companies manufacturing thin film PV devices, we do not know of any employing the use of bio-based plastic substrates. Competitors in the thin film PV devices market include Iowa Thin Film Technologies, Inc, United Solar Ovonic and Mitsubishi Heavy Industries. Furthermore, our competitors may combine with each other, and other companies may enter our markets by acquiring or entering into strategic relationships with our competitors. Current and potential competitors have established, or may establish, cooperative relationships among themselves or with third parties to increase the abilities of their thin film PV devices products to address the needs of our prospective customers.

Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, product development and marketing resources, greater name recognition and larger customer bases than we do. Our present or future competitors may be able to develop products comparable or superior to those we offer, adapt more quickly than we do to new technologies, evolving industry trends and standards or customer requirements, or devote greater resources to the development, promotion and sale of their products than we do. Accordingly, we may not be able to compete effectively in our markets, competition may intensify and future competition may harm our business.

WE ARE CONTROLLED BY CURRENT OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS.

Our directors, executive officers and principal stockholders and their affiliates will beneficially own approximately 86.7% of the outstanding shares of common stock. Accordingly, our executive officers, directors, principal stockholders and certain of their affiliates will have the ability to control the election of our Board of Directors and the outcome of issues submitted to our stockholders.

RISKS RELATING TO OUR COMMON STOCK

THERE IS NO PUBLIC (TRADING) MARKET FOR OUR COMMON STOCK AND THERE IS NO ASSURANCE THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE OR DEALER’S NETWORK; THEREFORE, YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

There is no established public trading market for our securities. Hence, there is no central place, such as a stock exchange or electronic trading system, to resell your common stock. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale. It is our plan to utilize a market maker who will apply to have our common stock quoted on the Over-the-Counter Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the Over-the-Counter Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor will be unable to liquidate his investment except by private sale.

SHOULD OUR STOCK BECOME LISTED ON THE OTC BULLETIN BOARD, IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the Over-The-Counter Bulletin Board, such as us we are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get re-listed on the OTC Bulletin Board, which may have an adverse material effect on our Company.

ONCE PUBLICLY TRADING, THE APPLICATION OF THE "PENNY STOCK" RULES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON SHARES AND INCREASE YOUR TRANSACTION COSTS TO SELL THOSE SHARES.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders. Any transfer taxes payable on these shares and any commissions and discounts payable to underwriters, agents, brokers or dealers will be paid by the selling stockholder.

Market for Securities

Our common stock is not traded on any national securities exchange and is not quoted on any over-the-counter market. If our shares become quoted on the Over-The-Counter Bulletin Board, sales will be made at prevailing market prices or privately negotiated prices.

HOLDERS

As of November 13, 2006, our common stock were held by 117 stockholders of record and we had 128,557,777 shares of common stock issued and outstanding. We believe that the number of beneficial owners is substantially greater than the number of record holders because a significant portion of our outstanding common stock is held of record in broker street names for the benefit of individual investors. The transfer agent of our common stock is U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Glendale, CA 91204.

We have not declared any dividends to date. We have no present intention of paying any cash dividends on our common stock in the foreseeable future, as we intend to use earnings, if any, to generate growth. The payment by us of dividends, if any, in the future, rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

Equity Compensation Plan Information

The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as from inception (April 24, 2006) through June 30, 2006.

EQUITY COMPENSATION PLAN INFORMATION
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrans and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	-0-	-0-

Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	-0-	-0-	-0-

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;

•	contain projections of our future results of operations or of our financial condition; and

•	state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

OVERVIEW

We are developing new and innovative thin film solar cells produced on bio-based plastic substrates with the intent to provide commercially viable solar cell designs that convert sun light into electrical energy. The process for producing electricity from sunlight is known as Photovoltaics. Photovoltaic ("PV") is the science of capturing and converting sun light into electricity.

We are focusing our research and product development efforts on thin film PV devices in an effort to capitalize on what we perceive as cost and application diversity advantages to current rigid multi-crystalline silicon wafer technologies. Our thin film cell design employs less than 1.5 microns of material thickness as opposed to an approximate 400 microns of material thickness for multi-crystalline cell designs. This significant reduction in cell thickness and flexibility of the completed cell structure leads to the use of "thin film" terminology in describing the solar cell design.

We are focusing our research and product development efforts on thin film PV devices produced on bio-based plastic substrates and the eventual marketing of such products to the building materials, outdoor power, emergency power, mobile computer and communications sectors.

We were incorporated in the State of Nevada on April 24, 2006, as BioSolar Labs, Inc. Our name was changed to BioSolar, Inc. on June 8, 2006. Our principal executive offices are located at 27936 Lost Canyon Road, Suite 202, Santa Clarita, California 91387, and our telephone number is (661) 251-0001.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to impairment of property, plant and equipment, intangible assets, deferred tax assets and fair value computation using the Black Scholes option pricing model. We base our estimates on historical experience and on various other assumptions, such as the trading value of our common stock and estimated future undiscounted cash flows, that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

Use of Estimates

In accordance with accounting principles generally accepted in the United States, management utilizes estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates and assumptions relate to recording net revenue, collectibility of accounts receivable, useful lives and impairment of tangible and intangible assets, accruals, income taxes, inventory realization, stock-based compensation expense and other factors. Management believes it has exercised reasonable judgment in deriving these estimates. Consequently, a change in conditions could affect these estimates.

Fair Value of Financial Instruments

The Company's cash, cash equivalents, investments, accounts receivable and accounts payable are stated at cost which approximates fair value due to the short-term nature of these instruments.

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123R, Share-based Payment. SFAS 123R revises SFAS 123 and supersedes APB 25. SFAS 123R will be effective for the year ending December 31, 2006, and applies to transactions in which an entity exchanges its equity instruments for goods or services and also applies to liabilities an entity may incur for goods or services that are to follow a fair value of those equity instruments. Under SFAS 123R, we will be required to follow a fair value approach using an option-pricing model, such as the Black Scholes option valuation model, at the date of a stock option grant. The deferred compensation calculated under the fair value method would then be amortized over the respective vesting period of the stock option. The adoption of SFAS 123R will not have a material impact on our results of operations.

Recently Issued Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board issued two FASB Staff Positions - FSP FAS 109-1, Application of FASB Statement 109 "Accounting for Income Taxes" to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, and FSP FAS 109-2 Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004. Neither of these affected the Company as it does not participate in the related activities.

In May 2005, the FASB issued FASB Statement No. 154, “Accounting Changes and Error Corrections.” This new standard replaces APB Opinion No. 20, “Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements,” and represents another step in the FASB’s goal to converge its standards with those issued by the IASB. Among other changes, Statement 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. Statement 154 also provides that (1) a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and (2) correction of errors in previously issued financial statements should be termed a “restatement.” The new standard is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Early adoption of this standard is permitted for accounting changes and correction of errors made in fiscal years beginning after June 1, 2005. We have evaluated the impact of the adoption of Statement 154 and do not believe the impact will be significant to our overall results of operations or financial position.

Liquidity and Capital Resources

As of September 30, 2006, we had $1,255,134 of working capital as compared to $320,225 from inception (April 24, 2006) through June 30, 2006. This increase of $934,909 was due primarily to private placements of shares of common stock pursuant to Subscription Agreements which we entered into with accredited and/or institutional buyers.

Cash flow used in operating activities was $63,007 for the three months ended September 30, 2006 as compared to cash used of $86,801 from inception (April 24, 2006) through June 30, 2006. This decrease of $23,794 was primarily attributable to a decrease in professional fees to our patent counsel.

Cash used in investing activities was $1,003,270 for the three months ended September 30, 2006 as compared to cash used of $0 from inception (April 24, 2006) through June 30, 2006. The increase of cash used in investing activities was primarily due to equity financing.

Cash provided from financing activities during the three months ended September 30, 2006 was $1,002,028 as compared to $407,000 from inception (April 24, 2006) through June 30, 2006. We received $1,409,028 from the sale of shares of our common stock through private placements of shares of common stock pursuant to Subscription Agreements which we entered into with accredited and/or institutional buyers.

Our financial statements as of September 30, 2006 have been prepared under the assumption that we will continue as a going concern from inception (April 24, 2006) through September 30, 2006. Our independent registered public accounting firm have issued their report dated September 27, 2006 that included an explanatory paragraph expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available. Our ability to continue as a going concern ultimately is dependent on our ability to generate a profit which is dependent upon our ability to obtain additional equity or debt financing, attain further operating efficiencies and, ultimately, to achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Financing

On May 19, 2006, we issued an aggregate of 93,000,000 shares of our common stock, par value $.0001 per share, to the founders of our company, including our Chief Executive Officer, for an aggregate purchase price of $23,250.

In May 2006, we entered into Subscription Agreements with several accredited investors pursuant to which the investors subscribed to purchase an aggregate amount of up to $375,000 in shares of our common stock, or a total of 25,000,000 shares.

In July 2006, we entered into Subscription Agreements with several accredited investors pursuant to which the investors subscribed to purchase an aggregate amount of up to $150,000 in shares of our common stock, or a total of 1,500,000 shares.

In October 2006, we entered into Subscription Agreements with several accredited investors pursuant to which the investors subscribed to purchase an aggregate amount of up to approximately $905,777 in shares of our common stock, or a total of 9,057,777 shares.

PLAN OF OPERATION AND FINANCING NEEDS

We are engaged in the development of new and innovative thin film solar cells produced on bio-based plastic substrates with the intent to provide commercially viable solar cell designs that convert sun light into electrical energy. We plan to develop our products and thereafter focus our efforts on establishing markets in the building materials, outdoor power, emergency power, mobile computer and communications sectors by 2010.

Our plan of operation within the next twelve months is to utilize our cash balances to develop our new and innovative thin film solar cells produced on bio-based plastic substrates that convert sun light into electrical energy. In addition, during the next twelve months we plan to further develop our bio-based substrate, intend to commence a test program to determine the physical properties and characteristics that will be most suitable for the further development of specific thin film solar cell devices, and build prototype thin film solar cells, as we attempt to validate the commercial viability of our product. We believe that our current cash and investment balances will be sufficient to support development activity and general and administrative expenses for the next twelve months. Management estimates that it will require additional cash resources during 2008, based upon its current operating plan and condition. We will be investigating additional financing alternatives, including equity and/or debt financing. There is no assurance that capital in any form would be available to us, and if available, on terms and conditions that are acceptable. If we are unable to obtain sufficient funds during the next fifteen months, we may be forced to reduce the size of our organization, which could have a material adverse impact on, or cause us to curtail and/or cease, the development of our products.

Operating Expenses

Operating expenses for the three months ended September 30, 2006 were $73,736 and consisted primarily of $36,000 in salary expense, $12,362 for professional fees, and $13,300 for marketing expenses. The marketing expense incurred during the three months ended September 30, 2006 consisted primarily of fees paid to a marketing firm to investigate the potential market for our bio-based thin film substrate and solar cells produced on bio-based thin film substrates.

Net Loss

Our net loss for the three months ended September 30, 2006 was $67,119.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

BUSINESS

INTRODUCTION

We are developing new and innovative thin film solar cells produced on bio-based plastic substrates with the intent to provide commercially viable solar cell designs that convert sun light into electrical energy. The process for producing electricity from sunlight is known as Photovoltaics. Photovoltaic ("PV") is the science of capturing and converting sun light into electricity.

We are focusing our research and product development efforts on thin film PV devices in an effort to capitalize on what we perceive as cost and application diversity advantages to current rigid multi-crystalline silicon wafer technologies. Our thin film cell design employs less than 1.5 microns of material thickness as opposed to an approximate 400 microns of material thickness for multi-crystalline cell designs. This significant reduction in cell thickness and flexibility of the completed cell structure leads to the use of "thin film" terminology in describing the solar cell design.

Thin film PV technology has a further advantage over rigid multi-crystalline silicon wafer technologies in that thin film PV devices can be manufactured using high speed, reel-to-reel processing methods on flexible rolled substrates within vacuum deposition systems. These production methods result in lower manufacturing costs.

We believe that due to both cost and environmental concerns, high volume manufacturing of thin film PV devices should be produced on bio-based plastic substrates rather than petroleum-based plastic substrates. Petroleum, the principle component of conventional plastics, is a depleting resource and its supply is highly dependent on a number of geo-political factors, resulting in uncertain costs. For a number of years, the cost of petroleum has been steadily increasing. Bio-based plastics are currently made by a number of manufacturers from renewable resources such as corn and potato starch. The supply and costs of these renewable resources is likely to be far more stable in the future than the supply and costs of petroleum. A further problem with the continued use of petroleum is the damaging effects that production, distribution, and use have on the environment.

We are focusing our research and product development efforts on thin film PV devices produced on bio-based plastic substrates and the eventual marketing of such products to the building materials, outdoor power, emergency power, mobile computer and communications sectors.

Industry Overview

The solar industry relies on two distinctly different solar energy technologies. Solar energy can be converted directly into electricity using photovoltaic devices or into heat by solar thermal devices. Photovoltaic devices convert sunlight directly into electricity through a photovoltaic (PV) cell, commonly called a solar cell, a non-mechanical device usually made from silicon alloys. Solar thermal devices, on the other hand, are typically used for directly heating swimming pools, heating water for domestic use, and space heating of buildings.

Our product development focus is based on photovoltaic technology, thus we are currently a part of the photovoltaic segment of the industry. "Photovoltaics" is derived from the words photo, meaning light, and voltaic, meaning voltage producing. Sunlight, not heat, fuels photovoltaic cells. The cells, made mostly of the semiconductor silicon, convert sunlight directly into electricity.

There remains a variety of techniques for manufacturing the coatings needed to create solar cells. Emerging thin film cell manufacturing holds much promise because the coatings use less silicon than traditional films and can be manufactured at low cost and in large volume.

The simplest cells power watches and calculators; more complex systems provide power to the electric grid, and provide electricity to pump water, power communications equipment, light homes and run appliances.

In photovoltaics, light particles called photons penetrate the cell and knock electrons free from the silicon atoms, creating an electric current. As long as light flows into the cell, electrons flow out of the cell. The cell does not use up its electons and lose power, similar to a battery, as it is a converter that turns one kind of energy (sun light) into another (flowing electrons).

Photovoltaic cells are typically combined into modules that hold about 40 cells. Ten such modules are mounted in photovoltaic arrays. Such arrays can be used to generate electricity for a single building or, in large numbers, for a power plant.

Stand-along photovoltaic systems produce power independently of the utility grid. In some off-the-grid locations, even one half kilometer from power lines, stand-alone photovoltaic systems can be more cost effective than extending power lines. They are especially appropriate for remote, environmentally sensitive areas, such as national parks, cabins, and remote homes.

In rural areas, small stand-alone solar arrays often power farm lighting, fence chargers for electric fences, and solar water pumps, which provide water for livestock. Some hybrid systems combine solar power with other power sources such as wind or diesel. Photovoltaic technology can be combined with construction materials and be built into a building rather than added on top of a building. In such building-integrated photovoltaics, photovoltaic systems are incorporated into or become elements of a building's structure.

Companies are manufacturing solar panels that look like construction materials, such as roof shingles. It is also possible to produce windows that have solar cells integrally constructed as part of the window surface or by placing thin films on the window.

Research and Development

We plan to develop our new and innovative thin film solar cells produced on bio-based plastic substrates that convert sun light into electrical energy. To achieve this goal, we plan to further develop our bio-based substrate, commence a test program to determine the physical properties and characteristics that will be most suitable for the further development of specific thin film solar cell devices, and build prototype thin film solar cells.

We are currently developing our bio-based substrate. We believe that one problem with the use of bio-based plastic substrates to build thin film solar cells is that these bio-based materials have much lower melting and degassing temperature points than those of conventional petroleum based plastic substrates. Most existing chemical vapor deposition chambers used to build thin film solar cells on conventional petroleum-based substrates require processing temperatures in excess of 120 degrees Celsius. Therefore, we believe that existing bio-based plastics are not suitable for the manufacture of thin film solar cells.

Our primary bio-based substrate development effort is to overcome the processing temperature problem of degassing and deformation of the bio-based substrate material during the thin film solar cell manufacturing. We believe that lowering the processing temperature alone will not result in solar cells with desirable characteristics. Therefore, we are developing various ways to correct or overcome certain undesirable material properties at this lower temperature.

Our secondary bio-based substrate development effort is to satisfy the durability and environmental requirements established by conventional petroleum-based plastic substrates. This includes certain electromagnetic properties, mechanical strength, and absence of pin holes, good dimensional stability, high opacity and reflectivity, good moisture protection, weatherability, adhesion, flame resistance, as well as the ability to withstand chemical vapor deposition chamber processing temperatures.

Additional bio-based substrate development efforts will address the special handling or pre-processing requirements to deal with hydroscopic properties, removal of cleaning or manufacturing agents, surface suitability to the application of reflective coatings or its present properties for delivering additional light bouncing features, temperature sensitivity and uniformity once heated to maintain processing parameters, and reaction to the sun's spectrum and the ability to resist break down over time.

Marketing Strategy

We are developing thin film solar cells produced on bio-based plastic substrates. This technology is in the research and development stage.

Once we complete our product development, we intend to market our thin film solar cells produced on bio-based plastic substrates. In order to create a favorable environment for sales, we plan to undertake advertising and promotion efforts. These efforts will be outsourced and will require the services of advertising and public relations firms. We plan to interview various firms and select those most capable of assisting us with comprehensive advertising and promotion plans. We have not yet finalized the potential costs of our marketing strategy.

Our initial marketing strategy we will be to market to potential manufacturing partners in our target markets representing solar device manufactures, glass, and building materials manufacturers.

Backlog of Orders

There are currently no orders for sales at this time.

Government Contracts

There are no government contracts at this time.

Compliance with Environmental Laws and Regulations

Our operations are subject to local, state and federal laws and regulations governing environmental quality and pollution control. To date, our compliance with these regulations by has had no material effect on our operations, capital, earnings, or competitive position, and the cost of such compliance has not been material. We are unable to assess or predict at this time what effect additional regulations or legislation could have on our activities.

Manufacturing and Distribution

We currently do not have any mechanism for the manufacture and distribution of its thin film solar cells produced on bio-based plastic substrates, nor do we have adequate financing to undertake these efforts on our own. We intend to outsource manufacturing and distribution efforts to existing manufacturing and distributions firms.

Intellectual Property

On June 27, 2006, we filed a patent to protect the intellectual property rights for “A Method for Building Thin Film Flexible Solar Cells on Bio-Based Plastic Substrates”, application number 11/476,518. The inventor listed on the patent application is David Lee, our Chief Executive Officer. We are listed as the assignee. As of the date of this prospectus, we are awaiting the US Patent and Trademark Office to complete their review of our application.

We rely upon confidentiality agreements signed by our employees, consultants and third parties to protect our intellectual property.

Competition

While there are a number of companies manufacturing thin film PV devices, such as Iowa Thin Film Technologies, Inc, United Solar Ovonic and Mitsubishi Heavy Industries. We do not know of any employing the use of bio-based plastic substrates.

Technology Development Partners

To assist us in the development of our technology, we intend to seek out and enter into technology development agreements with other entities with thin film PV and bio-based plastics expertise.

DESCRIPTION OF PROPERTY

Our headquarters are located at 27936 Lost Canyon Road, Suite 202, Santa Clarita, California 91387. We lease our facility under a lease that expires on May 14, 2007. The size of our office is 144 square feet. Rent expense, net of sublease income, amounted to $1,527 and $1,018 for the three months ended September 30, 2006 and from inception (April 24, 2006) through June 30, 2006, respectively.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. There has been no bankruptcy, receivership or similar proceedings.

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Employees

As of the date of this prospectus, we had one (1) employee. We have not experienced any work stoppages and we consider relations with our employees to be good.

MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

The following table sets forth information about our executive officers, key employees and directors as of November 21, 2006.

Name	Age	Position
David Lee	47	Chief Executive Officer and Acting Chief Financial Officer
Steven C. Bartling	44	Director
Dennis LePon	58	Director

Directors serve until the next annual meeting and until their successors are elected and qualified. The Directors of the Company are elected by the vote of a majority in interest of the holders of the voting stock of the Company and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

Directors receive compensation for their services and reimbursement for their expenses as shall be determined from time to time by resolution of the Board. The Company’s directors currently do not receive monetary compensation for their service on the Board of Directors.

Officers are appointed to serve for one year until the meeting of the board of directors following the annual meeting of stockholders and until their successors have been elected and qualified.

The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers and directors, followed by our key employees, are as follows:

David Lee - Chief Executive Officer and Acting Chief Financial Officer: David D. Lee has over 20 years of engineering, marketing, sales, and corporate management experience in the areas of military and consumer communication systems, automotive electronics, software development and consulting.  From 2004 to 2006, Mr. Lee was with Ramsey-Shilling Co. in the business of Commercial Real Estate Investment and Brokerage.  From 2000 to 2004, he served as Chief Operating Officer for Applied Reasoning, Inc., a Delaware company engaged in the business of Internet Software Development. From 1994 to 2000, he served as Vice Present and General Manager for RF-Link Technology, Inc., a California company engaged in the business of Wireless Technology Development and Manufacturing. Mr. Lee received a Ph.D. in Electrical Engineering from Purdue University in 1989, a Master of Science in Electrical Engineering from University of Michigan in 1986 and a Bachelor of Science in Electrical Engineering from the University of Texas at Austin in 1984.

Steven C. Bartling - Director: Steven C. Bartling has over 20 years of engineering and corporate management experience in the areas of ultra high performance digital CMOS (Complementary Metal Oxide Semiconductor) circuit design, high performance microprocessor architecture/design, systems on a chip, packaging, and testing. From 2002 to the present, Mr. Bartling has been employed in ASIC (Application Specific Integrated Circuit) research and development for Texas Instruments, Inc. From 2001 to 2002, he served as Director of Custom Design for Celerence, an Oragon company engaged in the business of Optical Communication Networking. Mr. Bartling received a Master of Science in Electrical Engineering from Georgia Institute of Technology in 1987 and a Bachelor of Science in Electrical Engineering from the University of Texas at Austin in 1985.

Dennis LePon - Director: Dennis LePon has over 35 years of financial, managerial, and business experience working for a bank, real estate finance companies, as well as a start up high tech company. From 1992 to the present, Mr. LePon has served as Chief Financial officer of Catalyst Resource Group, Inc., a real estate finance and consulting firm offering specialized financing for healthcare, C-Store, gasoline station and other varied commercial properties nationwide.  From 2002 to 2004, he served as Chief Financial Officer for FoodMarket Place.com, a California company engaged in the business of Web Based marketing for food and restaurant industry partnered with Hewlett Packard. Mr. LePon received a Bachelor of Arts from California State University at Northridge in 1969 and a Master of Business Administration from the University of Southern California in 1977.

COMMITTEES OF THE BOARD

We currently have no audit committee, compensation committee, nominations and governance committee of our board of directors.

INDEBTEDNESS OF EXECUTIVE OFFICERS AND DIRECTORS

No executive officer, director or any member of these individuals' immediate families or any corporation or organization with whom any of these individuals is an affiliate is or has been indebted to us since the beginning of our last fiscal year.

FAMILY RELATIONSHIPS

There are no family relationships among our executive officers and directors.

LEGAL PROCEEDINGS

As of the date of this prospectus, there are no material proceedings to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

CODE OF ETHICS

We have not adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-B of the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION
The following table sets forth the estimated cash compensation (including cash bonuses) paid or accrued by us to our Chief Executive Officer and our four most highly compensated officers other than the Chief Executive Officer from inception (April 24, 2006) to December 31, 2006.

SUMMARY COMPENSATION TABLE
		Annual Compensation		Long-term Compensation
				Awards	Payouts
Securities
				Underlying	LTIP	All Other
	Fiscal	Salary	Bonus	Options/	Payouts	Compensation
Name and Principal Position	Year ($)	($)	($)	SARs (#)	($)	($)
David Lee	2006	$144,000	--	--	--	--
Chief Executive Officer and Acting
Chief Financial Officer

OPTIONS/SAR GRANTS IN THE LAST FISCAL YEAR

No individual grants of stock options, whether or not in tandem with stock appreciation rights ("SARs") and freestanding SARs have been made to any executive officer or any director from inception (April 24, 2006) to June 30, 2006.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

No individual exercises of stock options, whether or not in tandem with stock appreciation rights ("SARs") and freestanding SARs have been made by executive officer or any director from inception (April 24, 2006) to June 30, 2006.

LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

We had no long-term incentive plans and made no stock awards from inception (April 24, 2006) to June 30, 2006.

EMPLOYMENT AGREEMENTS

The Company current has no employment agreements with its executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no material related party transactions which we entered into from inception (April 24, 2006) to the date of this prospectus.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables sets forth, as of November 21, 2006, the number of and percent of our common stock beneficially owned by:

•	all directors and nominees, naming them,

•	our executive officers,

•	our directors and executive officers as a group, without naming them, and

•	persons or groups known by us to own beneficially 5% or more of our common stock:

We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from November 21, 2006 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of November 21, 2006 have been exercised and converted.

Title of Class	Name of Beneficial Owner	Number of Shares Beneficially Owned	Prior to Offering as a Percent of Total	Post-Offering as a Percent of Total
Common Stock	David Lee	49,500,000	38.5%	38.5%
Common Stock	Douglas O’Rear	12,500,000	9.72%	9.72%
Common Stock	Robert M. Silverman	12,500,000	9.72%	9.72%
Common Stock	Tommie Kay Riddle	12,500,000	9.72%	9.72%
Common Stock	Shane Barr	10,000,000	7.78%	7.78%
Common Stock	Wings Fund, Inc. (1)	6,250,000	4.86%	4.86%
Common Stock	William E. Beifuss, Jr. and Alice Beifuss	6,250,000	4.86%	4.86%
Common Stock	Steven C. Bartling	1,000,000	0.78%	0.78%
Common Stock	Dennis LePon	1,000,000	0.78%	0.78%
Common Stock	All Executive Officers and Directors as a Group (3 persons)	51,500,000	40.1%	40.1%

*Less than one percent.

(1) In accordance with rule 13d-3 under the securities exchange act of 1934, Karen M. Graham may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

DESCRIPTION OF SECURITIES

Our Amended Articles of Incorporation authorize the issuance of 500,000,000 shares of common stock, $.0001 par value per share. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, and our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Articles of Incorporation and Bylaws is to eliminate the rights of our Company and our stockholders (through stockholder's derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that if the Nevada General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately-negotiated transactions;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, or Regulation S, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

Percentage
			Shares of			Beneficial	of Common
		Total	Common Stock	Beneficial	Percentage of	Ownership	Stock Owned
		Percentage	Included in	Ownership	Common Stock	After the	After
	Total Shares	of Common	Prospectus	Before the	Owned Before	Offering	Offering
Name (1)	of Common Stock	Stock	(2)	Offering	Offering**	(2)	(2)

Adrian Y. Won and	15,000	*	Up to	15,000	*	0	--
Sylvia J. Won			15,000
			shares of
			common stock

Amy E. Gibbons	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Andrew and Anna Yu	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Andrew Berk	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Anthony B. Lee	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Arthur E. and Kelli	15,000	*	Up to	15,000	*	0	--
D. Altounian			15,000
			shares of
			common stock

Barry and Linda	15,000	*	Up to	15,000	*	0	--
Ewing			15,000
			shares of
			common stock

Ben and Maureen	15,000	*	Up to	15,000	*	0	--
Hunter			15,000
			shares of
			common stock

Brett J. Cohen	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Chris Miller	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Clive and Mari Otsuka	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Dana Henry	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Dana Matsunaga	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Daniel B. Peters and	15,000	*	Up to	15,000	*	0	--
Elizabeth H. Peters,			15,000
Trustees of the Peters			shares of
Family Trust dated			common stock
April 30, 2004 (3)

Daniel J. and	15,000	*	Up to	15,000	*	0	--
Josephine P. Carlile			15,000
			shares of
			common stock

David Van Middlesworth	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Derek and Susan	15,000	*	Up to	15,000	*	0	--
Johansen			15,000
			shares of
			common stock

Percentage
			Shares of			Beneficial	of Common
		Total	Common Stock	Beneficial	Percentage of	Ownership	Stock Owned
		Percentage	Included in	Ownership	Common Stock	After the	After
	Total Shares	of Common	Prospectus	Before the	Owned Before	Offering	Offering
Name (1)	of Common Stock	Stock	(2)	Offering	Offering**	(2)	(2)

Dorothy J. Kim	15,000	*	Up to	15,000	*	0	--
Trustee of the Dorothy			15,000
J. Kim Living Trust			shares of
dated December 19, 2002 (4)			common stock

Dorothy Sarkozy	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Douglas C. O'Rear	12,500,000	9.72%	Up to	12,500,000	10.5%	0	--
			12,500,000
			shares of
			common stock

Dr. and Mrs. Ivan	15,000	*	Up to	15,000	*	0	--
Barrett			15,000
			shares of
			common stock

Edward and Esther	15,000	*	Up to	15,000	*	0	--
Bouryng			15,000
			shares of
			common stock

Edward H. Nakamoto	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Edward N. Shen	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Eloy and Ellen Corona	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Emmanuel C. Vasilomanolakis	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Enrique Clare	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Eric Belusa	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Felix Rodriguez	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Franklyn E. DeFoe	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Fred J. Choy	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Fred Jakobsen	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Gary Stephenson	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Greg Hampson	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Gregory L. Barnhill	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Harinder Dhillon	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Helene Pretsky	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Michael G. Hoffman, as	15,000	*	Up to	15,000	*	0	--
trustee of the			15,000
Hoffman Family Trust			shares of
dated February 8, 1990 (5)			common stock

Howard K. Brodwin	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Percentage
			Shares of			Beneficial	of Common
		Total	Common Stock	Beneficial	Percentage of	Ownership	Stock Owned
		Percentage	Included in	Ownership	Common Stock	After the	After
	Total Shares	of Common	Prospectus	Before the	Owned Before	Offering	Offering
Name (1)	of Common Stock	Stock	(2)	Offering	Offering**	(2)	(2)

James K. Kahla	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

James Standaert	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Jay and Terry Hartman	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Jeannie Melacon	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Jeff F. Konecke	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Jene Verchick	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Jessica Gordon	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

John Hayward	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Joseph F. Koch	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Justin Gordon (6)	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Karen S. Schneider	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Kari A. Negri	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Kenneth K. Tam	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Kenneth Schneider	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Kimberly Conlin and	15,000	*	Up to	15,000	*	0	--
James LaWare			15,000
			shares of
			common stock

Larry J. Kaufman	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Lee A. Chamberlain	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Lora K. Ball	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Luka J. DeKelaita	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Malissa Wise	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Marc E. and Melissa D.	15,000	*	Up to	15,000	*	0	--
Royer			15,000
			shares of
			common stock

Marilyn Gilbert and	15,000	*	Up to	15,000	*	0	--
Nathan Rundlett			15,000
			shares of
			common stock

Martin N. Gordon	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Percentage
			Shares of			Beneficial	of Common
		Total	Common Stock	Beneficial	Percentage of	Ownership	Stock Owned
		Percentage	Included in	Ownership	Common Stock	After the	After
	Total Shares	of Common	Prospectus	Before the	Owned Before	Offering	Offering
Name (1)	of Common Stock	Stock	(2)	Offering	Offering**	(2)	(2)

Mary E. Falso	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Max and Elizabeth	15,000	*	Up to	15,000	*	0	--
Rodriguez			15,000
			shares of
			common stock

Michael Brown and	15,000	*	Up to	15,000	*	0	--
Linda Engelsiepen			15,000
			shares of
			common stock

Michael G.S. and	15,000	*	Up to	15,000	*	0	--
Marianne Diamond			15,000
			shares of
			common stock

Mitchell B. Cohen	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Mohammadali Vaghar	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Nadereh Salarpour	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Nelson A. Abiva	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Noa Krauss and Erin	15,000	*	Up to	15,000	*	0	--
Wilhelm			15,000
			shares of
			common stock

Pamela M. King	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Patrick J. Howard and	15,000	*	Up to	15,000	*	0	--
Vickie E. Howard			15,000
			shares of
			common stock

Paul W. Ronan	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Peter Chakos	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Phillip A. and Alice	15,000	*	Up to	15,000	*	0	--
M. Conlin			15,000
			shares of
			common stock

Ramin Ramhormozi and	15,000	*	Up to	15,000	*	0	--
Jennifer E. Romeyn			15,000
			shares of
			common stock

Randall and Ruth	15,000	*	Up to	15,000	*	0	--
Greenberg			15,000
			shares of
			common stock

Richard and Elizabeth	15,000	*	Up to	15,000	*	0	--
Weingart			15,000
			shares of
			common stock

Richard and Madeline	15,000	*	Up to	15,000	*	0	--
Peters			15,000
			shares of
			common stock

Robert D. King	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Robert F. DeFoe	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Ronald Belusa	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Ronald D. Hejnal and	15,000	*	Up to	15,000	*	0	--
Barbara A. Hejnal			15,000
			shares of
			common stock

Royce Shimamoto	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Percentage
			Shares of			Beneficial	of Common
		Total	Common Stock	Beneficial	Percentage of	Ownership	Stock Owned
		Percentage	Included in	Ownership	Common Stock	After the	After
	Total Shares	of Common	Prospectus	Before the	Owned Before	Offering	Offering
Name (1)	of Common Stock	Stock	(2)	Offering	Offering**	(2)	(2)

Russell Wong, trustee	15,000	*	Up to	15,000	*	0	--
Russell D. Wong			15,000
Revocable Trust (7)			shares of
			common stock

Samuel J. Zinberg	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Scott Pansky	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Scott Piwonka-Totten	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Scott Tredennick	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Stanley K. Kawanishi	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Steve Shakespeare	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Steven and Mary Gordon	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Steven Timmerman	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Susan Iwakoshi Craig	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Tauna Tuokkola	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Theodore Wong	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Tim Kaiser	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Trisha Speer	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Troy A. Smith	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

William E. Beifuss, Jr	6,250,000	4.86%	Up to	15,000	*	0	--
and Alice Beifuss			15,000
			shares of
			common stock

William E. Boyd	15,000	*	Up to	15,000	*	0	--
			15,000
			shares of
			common stock

Wings Fund, Inc. (8)	6,250,000	4.86%	Up to	6,250,000	*	0	--
			6,250,000
			shares of
			common stock

 * Less than 1%

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.

(1) With the exception of Douglas C. O'Rear, Wings Fund, Inc. and William E. Beifuss, Jr. and Alice Beifuss, all of the selling strockholders purchase our shares pursuant to our Round 1 2006 Subscription Agreement, as further discussed on page 8 of this prospectus.

(2) Assumes that all securities will be sold.

(3) In accordance with rule 13d-3 under the securities exchange act of 1934, Daniel B. Peters and Elizabeth H. Peters, as co-trustees, may be deemed control persons of the shares owned by such entity, with final voting power and investment control over such shares.

(4) In accordance with rule 13d-3 under the securities exchange act of 1934, Dorothy J. Kim, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(5) In accordance with rule 13d-3 under the securities exchange act of 1934, Michael G. Hoffman, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(6) The selling stockholder has notified us that he is affiliated with a registered broker-dealer. In addition, the selling stockholder notified us that he purchased the shares in the ordinary course of business and at the time of purchase of the shares, the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the shares. The broker-dealer that is an affiliate of the selling stockholder was not involved in the purchase of the shares and will not be involved in the sale of the shares being registered in this prospectus.

(7) In accordance with rule 13d-3 under the securities exchange act of 1934, Russell Wong, as trustee, may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(8) In accordance with rule 13d-3 under the securities exchange act of 1934, Karen M. Graham may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Our financial statements at from inception (April 24, 2006) through June 30, 2006 appearing in this prospectus and registration statement have been audited by HJ Associates & Consultants, LLP, independent registered public accountants, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of BioSolar Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E. Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E. Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

BIOSOLAR, INC.

FINANCIAL STATEMENTS

CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-1
AUDITED FINANCIAL STATEMENTS: INCEPTION (APRIL 24, 2006) TO
JUNE 30, 2006
Balance Sheets	F-2
Statements of Operations	F-3
Statements of Stockholders' Equity	F-4
Statements of Cash Flows	F-5
Notes to Financial Statements	F-6 - F-7
INTERIM FINANCIAL STATEMENTS: THREE MONTHS ENDED SEPTEMBER 30, 2006
COMPARED TO INCEPTION (APRIL 24, 2006) TO JUNE 30, 2006
Balance Sheets	F-8
Statements of Operations	F-9
Statements of Stockholders' Equity	F-10
Statements of Cash Flows	F-11
Notes to Financial Statements	F-12 - F-13

Report of Independent Registered Public Accounting Firm

To the Board of Directors
BioSolar, Inc.
(A Development Stage Company)
Santa Clarita, California

We have audited the balance sheet of BioSolar, Inc. (a development stage company) as of June 30, 2006, and the related statements of operations, stockholders’ equity, and cash flows for the period from inception on April 25, 2006 through June 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BioSolar, Inc. (a development stage company) as of June 30, 2006, and the results of its operations and its cash flows for the period from inception on April 25, 2006 through June 30, 2006, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not generated any revenue, and has negative cash flows from operations, which raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HJ Associates & Consultants, LLP
Salt Lake City, UT
September 27, 2006

BIOSOLAR, INC.
(A Development Stage Company)
BALANCE SHEET
JUNE 30, 2006
ASSETS

CURRENT ASSETS
Cash	$320,199
Prepaid Expenses	1,176

Total Current Assets	321,375

OTHER ASSETS
Deposit	770

TOTAL ASSETS	$322,145

LIABILITIES AND SHAREHOLDERS' EQUITY

TOTAL CURRENT LIABILITIES
Accounts Payable	1,150

SHAREHOLDERS' EQUITY
Common Stock, $0.0001 par value;
500,000,000 authorized common shares
118,090,000 shares issued and outstanding	11,809
Additional Paid in Capital	395,441
Subscription receivable	(250)
Deficit Accumulated during the Development Stage	(86,005)

TOTAL SHAREHOLDERS' EQUITY	320,995

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$322,145

The accompanying notes are an integral part of these financial statements

BIOSOLAR, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
JUNE 30, 2006
From Inception
April 25, 2006
through
June 30, 2006

REVENUE	-

OPERATING EXPENSES
Salaries	12,000
Professional fees	60,100
Rent	990
Payroll taxes	1,212
Office expense	541
Advertising	500
Taxes & Licenses	10,251
Telephone expense	411

TOTAL COSTS AND EXPENSES	86,005

NET LOSS	(86,005)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
BASIC AND DILUTED	49,957,033

The accompanying notes are an integral part of these financial statements

BIOSOLAR, INC.
(A Development Stage Company)
STATEMENT OF SHAREHOLDERS EQUITY

				Deficit
				Accumulated
			Additional	during the
	Common stock		Paid-in	Development	Subscription
	Shares	Amount	Capital	Stage	Receivable	Total
Issuance of common stock in April 2006 for services
(1,000 common shares issued at $0.001 per share )	1,000	$1	$-	$-	$-	$1

Issuance of founders shares in May 2006 for cash
(29,999,000 common shares issued at $0.00025 per share )	29,999,000	2,999	4,500	-		7,499

Issuance of founders shares in May 2006 for cash
(20,000,000 common shares issued at $0.00025 per share )	20,000,000	2,000	3,000	-		5,000

Issuance of founders shares in May 2006 for cash
(1,000,000 common shares issued at $0.00025 per share )	1,000,000	100	150	-		250

Issuance of founders shares in May 2006 for cash
(1,000,000 common shares issued at $0.00025 per share )	1,000,000	100	150	-		250

Issuance of unregistered shares in May 2006 for cash
(5,000,000 common shares issued at $0.00025 per share )	5,000,000	500	750	-		1,250

Issuance of unregistered shares in May 2006 for cash
(2,000,000 common shares issued at $0.00025 per share )	2,000,000	200	300	-	(250)	250

Issuance of common stock in May 2006 for cash
(12,500,000 common shares issued at $0.015 per share )	12,500,000	1,250	186,250	-		187,500

Issuance of common stock in May 2006 for cash
(12,500,000 common shares issued at $0.015 per share )	12,500,000	1,250	186,250	-		187,500

Issuance of founders shares in June 2006 for cash
(2,000,000 common shares issued at $0.00025 per share )	2,000,000	200	300	-		500

Issuance of founders shares in June 2006 for cash
(20,000,000 common shares issued at $0.00025 per share )	20,000,000	2,000	3,000	-		5,000

Issuance of founders shares in June 2006 for cash
(10,000,000 common shares issued at $0.00025 per share )	10,000,000	1,000	1,500	-		2,500

Issuance of founders shares in June 2006 for cash
(1,000,000 common shares issued at $0.00025 per share )	1,000,000	100	150	-		250

Issuance of founders shares in June 2006 for cash
(1,000,000 common shares issued at $0.00025 per share )	1,000,000	100	150	-		250

Issuance of common shares in June 2006 for cash
(15,000 common shares issued at $0.10 per share )	15,000	2	1,498	-		1,500

Issuance of common shares in June 2006 for cash
(30,000 common shares issued at $0.10 per share )	30,000	3	2,997	-		3,000

Issuance of common shares in June 2006 for cash
(15,000 common shares issued at $0.10 per share )	15,000	2	1,498	-		1,500

Issuance of common shares in June 2006 for cash
(15,000 common shares issued at $0.10 per share )	15,000	1	1,499	-		1,500

Issuance of common shares in June 2006 for cash
(15,000 common shares issued at $0.10 per share )	15,000	1	1,499	-		1,500

Net Loss	-	-		(86,005)		(86,005)

Balance at June 30, 2006	118,090,000	$11,809	$395,441	$(86,005)	$(250)	$320,995

The accompanying notes are an integral part of these financial statements

BIOSOLAR, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
JUNE 30, 2006

From Inception
April 25, 2006
through
June 30, 2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(86,005)
Adjustment to reconcile net loss to net cash
used in operating activities
(Increase) Decrease in:
Prepaid expenses	(1,176)
Deposits	(770)
Increase (Decrease) in:
Accrued Expenses	1,150

NET CASH USED IN OPERATING ACTIVITIES	(86,801)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	407,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	407,000

NET INCREASE IN CASH	320,199

CASH, BEGINNING OF YEAR	-

CASH, END OF YEAR	$320,199

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$-

The accompanying notes are an integral part of these financial statements

BIOSOLAR, INC.
(A Development Stage Company)
NOTES TO AUDITED FINANCIAL STATEMENTS
JUNE 30, 2006

1.	ORGANIZATION AND LINE OF BUSINESS

Organization

BioSolar, Inc. (the "Company") was incorporated in the state of Nevada on April 24, 2006. The Company, based in Santa Clarita, California, began operations on April 25, 2006 to develop and market a solar cell technology.

Line of Business

The Company is currently in the stage of developing a thin film/flexible photovoltaics, which are solar cells produced on bio-based plastic substrates. The photovoltaics can be marketed in sectors, such as building materials, outdoor power, emergency power, mobile computers and communications.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of BioSolar, Inc. is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Going Concern
The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company does not generate significant revenue, and has negative cash flows from operations, which raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, additional cash infusion. The Company has obtained funds from its shareholders since its’ inception through June 2006. Management believes this funding will continue, and has also obtained funding from new investors. Management believes the existing shareholders and the prospective new investors will provide the additional cash needed to meet the Company’s obligations as they become due, and will allow the development of its core of business.

Development Stage Activities and Operations
The Company has been in its initial stages of formation and for the three months ended June 30, 2006, had insignificant revenues. FASB #7 defines a development stage activity as one in which all efforts are devoted substantially to establishing a new business and even if planned principal operations have commenced, revenues are insignificant.

Revenue Recognition
The Company will recognize revenue when services are performed, and at the time of shipment of products, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured. To date, the Company has had no revenues and is in the development stage.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalent
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Loss per Share Calculations
The Company adopted Statement of Financial Standards (“SFAS”) No. 128 for the calculation of “Loss per Share”. SFAS No. 128 dictates the calculation of basic earnings per share and diluted earnings per share. Basic earnings per share is computed by dividing income available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The Company’s diluted loss per share is the same as the basic loss per share for the three months ended June 30, 2006 as the inclusion of any potential shares would have had an anti-dilutive effect due to the Company generating a loss.

3.	CAPITAL STOCK

At June 30, 2006, the Company’s authorized stock consists of 500,000,000 shares of common stock, par value $0.0001 per share. During the three months ended June 30, 2006, the Company issued 93,000,000 founders shares of common stock for $23,250, of which 1,000,000 is a subscription receivable; 25,000,000 shares of common stock at a purchase price of $0.015 per share; 90,000 shares of common stock at a purchase price of $0.10 per share pursuant to a private placement made pursuant to Rule 506 of Regulation D promulgated under section 4(2) of the Securities Act of 1933, as amended.

4.	RENTAL LEASE

May 15, 2006, the Company entered into a lease agreement for office space with monthly rents of $509, which expires on November 14, 2006.

5.	DEFERRED TAX BENEFIT

At June 30, 2006, the Company had net operating loss carry-forwards of approximately $86,000 that may be offset against future taxable income from the year 2006 through 2026. No tax benefit has been reported in the June 30, 2006 consolidated financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

A reconciliation of income tax expense that would result from applying the U.S. Federal and State rate of 40% to pretax income from continuing operations for the three months ended June 30, 2006, with federal income tax expense presented in the financial statements is as follows:

2006
Income tax benefit computed at U.S. Federal
statutory rate of 34%	$(29,240)
State Income taxes, net of benefit of federal taxes	(5,160)
Valuation Allowance	34,400
Income tax expense	$-

5.	DEFERRED TAX BENEFIT (continued)

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the difference between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The items as of June 30, 2006, which comprise a significant portion of deferred tax assets and liabilities are approximately as follows:
2006
Deferred tax assets:
NOL Carryover	$34,400
Deferred tax liabilites:
Depreciation	-
Less Valuation Allowance	(34,400)
Net deferred tax asset	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry-forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

6.	SUBSEQUENT EVENT

On or about July 21, 2006, the Company commenced a private placement of up to fifteen million (15,000,000) shares of its common stock (the “Shares”) at a price of ten cents ($0.10) per Share. The private placement, which was made in reliance upon an exemption from registration under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933.

BIOSOLAR, INC.
(A Development Stage Company)
BALANCE SHEET
SEPTEMBER 30, 2006
(Unaudited)

ASSETS

CURRENT ASSETS
Cash & Cash Equivalents	$255,950
Certificates of Deposits	1,003,270
Prepaid Expenses	972

Total Current Assets	1,260,192

OTHER ASSETS
Deposit	770

TOTAL ASSETS	$1,260,962

LIABILITIES AND SHAREHOLDERS' EQUITY

TOTAL CURRENT LIABILITIES
Accounts Payable	5,058

SHAREHOLDERS' EQUITY EQUITY
Common Stock, $0.0001 par value;
500,000,000 authorized common shares
128,107,777 shares issued and outstanding	12,811
Additional Paid in Capital	1,396,217
Deficit Accumulated during the Development Stage	(153,124)

TOTAL SHAREHOLDERS' EQUITY	1,255,904

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,260,962

The accompanying notes are an integral part of these financial statements

BIOSOLAR, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
SEPTEMBER 30, 2006
(Unaudited)

		From Inception
		April 25, 2006
	Quarter Ended	through
	September 30, 2006	September 30, 2006

REVENUE	-	-

OPERATING EXPENSES
Salaries	36,000	48,000
Professional fees	12,362	72,462
Rent	1,485	2,475
Payroll taxes	2,754	3,966
Office expense	583	1,124
Advertising	-	500
Insurance	204	204
Marketing expenses	13,300	13,300
Printing & Production expense	2,628	2,628
Professional Development	1,640	1,640
Taxes & Licenses	2,325	12,576
Telephone expense	222	633
Travel expense	233	233

TOTAL OPERATING EXPENSES	73,736	159,741

LOSS FROM OPERATIONS BEFORE OTHER INCOME	(73,736)	(159,741)

TOTAL OTHER INCOME
Interest income	6,617	6,617

NET LOSS	$(67,119)	$(153,124)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
BASIC AND DILUTED	124,377,379

The accompanying notes are an integral part of these financial statements

BIOSOLAR, INC.
(A Development Stage Company)
STATEMENTS OF SHAREHOLDERS' EQUITY
(Unaudited)

				Deficit
				Accumulated
			Additional	during the
	Common stock		Paid-in	Development	Subscription
	Shares	Amount	Capital	Stage	Receivable	Total
Issuance of common stock in April 2006 for services
(1,000 common shares issued at $0.001 per share )	1,000	$1	$-	$-	$-	$1

Issuance of founders shares in May 2006 for cash
(29,999,000 common shares issued at $0.00025 per share )	29,999,000	2,999	4,500	-		7,499

Issuance of founders shares in May 2006 for cash
(20,000,000 common shares issued at $0.00025 per share )	20,000,000	2,000	3,000	-		5,000

Issuance of founders shares in May 2006 for cash
(9,000,000 common shares issued at $0.00025 per share )	9,000,000	900	1,350	-	(250)	2,000

Issuance of common stock in May 2006 for cash
(25,000,000 common shares issued at $0.015 per share )	25,000,000	2,500	372,500	-		375,000

Issuance of founders shares in June 2006 for cash
(34,000,000 common shares issued at $0.00025 per share )	34,000,000	3,400	5,100	-		8,500

Issuance of common shares in June 2006 for cash
(90,000 common shares issued at $0.10 per share )	90,000	9	8,991	-		9,000

Net Loss for the period ended June 30, 2006	-	-		(86,005)		(86,005)
Balance at June 30, 2006	118,090,000	11,809	395,441	(86,005)	(250)	320,995

Stocks subscribed	-	-	-	-	250	250

Issuance of common shares in July 2006 for cash
(5,760,000 common shares issued at $0.10 per share ) (unaudited)	5,760,000	576	575,424	-	-	576,000

Issuance of common shares in August 2006 for cash
(2,807,777 common shares issued at $0.10 per share ) (unaudited)	2,807,777	281	280,497	-	-	280,778

Issuance of common shares in September 2006 for cash
(1,450,000 common shares issued at $0.10 per share ) (unaudited)	1,450,000	145	144,855	-	-	145,000

Net Loss for the period ended September 30, 2006 (unaudited)	-	-		(67,119)		(67,119)

Balance at September 30, 2006	128,107,777	$12,811	$1,396,217	$(153,124)	$-	$1,255,904

The accompanying notes are an integral part of these financial statements

BIOSOLAR, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
SEPTEMBER 30, 2006
(Unaudited)

		From Inception
		April 25, 2006
	Quarter Ended	through
	September 30, 2006	September 30, 2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(67,119)	$(153,124)
Adjustment to reconcile net loss to net cash
used in operating activities
(Increase) Decrease in:
Prepaid expenses	204	(972)
Deposits	-	(770)
Increase (Decrease) in:
Accounts Payable	3,908	5,058

NET CASH USED IN OPERATING ACTIVITIES	(63,007)	(149,808)

NET CASH FLOWS USED IN INVESTING ACTIVITIES:
Investment in Certificate of Deposits	(1,003,270)	(1,003,270)

NET CASH USED BY INVESTING ACTIVITIES	(1,003,270)	(1,003,270)

NET CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	1,002,028	1,409,028

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,002,028	1,409,028

NET INCREASE IN CASH	(64,249)	255,950

CASH AND CASE EQUIVALENTS, BEGINNING OF PERIOD	320,199	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$255,950	$255,950

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$-	$-
Taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements

BIOSOLAR, INC.
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

1.	ORGANIZATION AND LINE OF BUSINESS

Organization

BioSolar, Inc. (the "Company") was incorporated in the state of Nevada on April 24, 2006. The Company, based in Santa Clarita, California, began operations on April 25, 2006 to develop and market a solar cell technology.

The accompanying interim unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the period ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ending March 31, 2007. For further information, refer to the audited financial statements for the period ended June 30, 2006 and the notes thereto included in the Company’s Report.

Line of Business

The Company is currently in the stage of developing a thin film/flexible photovoltaics, which are solar cells produced on bio-based plastic substrates. The photovoltaics can be marketed in sectors, such as building materials, outdoor power, emergency power, mobile computers and communications.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of BioSolar, Inc. is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Going Concern
The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company does not generate significant revenue, and has negative cash flows from operations, which raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, additional cash infusion. The Company has obtained funds from its shareholders since its’ inception through September 2006. Management believes this funding will continue, and has also obtained funding from new investors. Management believes the existing shareholders and the prospective new investors will provide the additional cash needed to meet the Company’s obligations as they become due, and will allow the development of its core of business.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Development Stage Activities and Operations
The Company has been in its initial stages of formation and for the period ended September 30, 2006, had insignificant revenues. FASB #7 defines a development stage activity as one in which all efforts are devoted substantially to establishing a new business and even if planned principal operations have commenced, revenues are insignificant.

Revenue Recognition
The Company will recognize revenue when services are performed, and at the time of shipment of products, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured. To date, the Company has had no revenues and is in the development stage.

Cash and Cash Equivalent
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Investments
Certificate of Deposits with banking institutions are short-term investments with initial maturities of more than 90 days. The carrying amount of these investments is a reasonable estimate of fair value due to their short-term nature.

Loss per Share Calculations
The Company adopted Statement of Financial Standards (“SFAS”) No. 128 for the calculation of “Loss per Share”. SFAS No. 128 dictates the calculation of basic earnings per share and diluted earnings per share. Basic earnings per share is computed by dividing income available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The Company’s diluted loss per share is the same as the basic loss per share for the period ended September 30, 2006 as the inclusion of any potential shares would have had an anti-dilutive effect due to the Company generating a loss.

3.	CAPITAL STOCK

During the period ended September 30, 2006, the Company’s issued 10,017,777 shares of common stock at a purchase price of $0.10 per share pursuant to a private placement made pursuant to Rule 506 of Regulation D promulgated under section 4(2) of the Securities Act of 1933, as amended; the Company received the subscription receivable of $250.

4.	SUBSEQUENT EVENT

During the month of October 2006, the Company issued 300,000 shares of common stock at a purchase price of $0.10 per share pursuant to a private placement.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THE INFORMATION CONTAINED IN THIS PROSPECTUS. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

		UP TO 26,500,000 SHARES
		OF OUR
		OF COMMON STOCK
TABLE OF CONTENTS
	Page
Cautionary Note Regarding Forward-Looking Statements	6
Prospectus Summary	7
Risk Factors	11
Use of Proceeds	16	Biosolar, Inc.
Management's Discussion And Analysis and Results of
Operations	17
Business	22
Description of Property	25
Legal Proceedings	25
Management	26
Executive Compensation	27
Certain Relationships And Related Transactions	29
Security Ownership Of Certain Beneficial Owners
And Management	29	PROSPECTUS
Description of Securities	30
Indemnification for Securities Act Liabilities	30
Plan of Distribution	31
Selling Stockholders	32
Legal Matters	36
Experts	36
Available Information	37
Index To Financial Statements	F-1	December 29, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, and our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Articles of Incorporation and Bylaws is to eliminate the rights of our Company and our stockholders (through stockholder's derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that if the Nevada General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee	$283.55	*
Accounting fees and expenses	20,000.00	**
Legal fees and expenses	25,000.00	**
Miscellaneous	716.45	**
TOTAL	$46,000	**

*Previously paid.
** Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Following is a summary of unregistered securities issued from inception (April 24, 2006) through November 2006.

On May 19, 2006, we issued an aggregate of 93,000,000 shares of our common stock, par value $.0001 per share, to the founders of our company, including our Chief Executive Officer, for an aggregate purchase price of $23,250.

In May 2006, we entered into Subscription Agreements with several accredited investors pursuant to which the investors subscribed to purchase an aggregate amount of up to $375,000 in shares of our common stock, or a total of 25,000,000 shares.

In July 2006, we entered into Subscription Agreements with several accredited investors pursuant to which the investors subscribed to purchase an aggregate amount of up to $150,000 in shares of our common stock, or a total of 1,500,000 shares.

In October 2006, we entered into Subscription Agreements with several accredited investors pursuant to which the investors subscribed to purchase an aggregate amount of up to approximately $905,777 in shares of our common stock, or a total of 9,057,777 shares.

* All of the above offerings and sales were deemed or determined by Biosolar, Inc. to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Biosolar, Inc. or executive officers of Biosolar, Inc., and transfer was restricted by Biosolar, Inc. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2.

Exhibit No.	Description

3.1	Articles of Incorporation of Biosolar Labs, Inc. filed with
the Nevada Secretary of State on April 24, 2006. (1)

3.2	Articles of Amendment of Articles of Incorporation of Biosolar Labs,
Inc. filed with the Nevada Secretary of State on May 25, 2006. (1)

3.3	Articles of Amendment of Articles of Incorporation of Biosolar Labs, Inc.
filed with the Nevada Secretary of State on June 8, 2006. (1)

3.4	Bylaws of Biosolar, Inc. (1)

MATERIAL CONTRACTS

5.1	Opinion of Sichenzia Ross Friedman Ference LLP.*
10.1	Form of Subscription Agreement dated as of May 26, 2006. (1)
10.2	Form of Subscription Agreement dated as of July 17, 2006. (1)
10.3	Form of Subscription Agreement dated as of October 11, 2006. (1)
23.1	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1).*
23.2	Consent of HJ Associates & Consultants, LLP*

*Filed herewith.
(1) Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed with the SEC on November 22, 2006.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clarita, State of California, on December 29, 2006.

BIOSOLAR, INC.

By:	/s/ DAVID LEE
DAVID LEE
CHIEF EXECUTIVE OFFICER (PRINCIPAL EXECUTIVE OFFICER) AND ACTING CHIEF FINANCIAL OFFICER (PRINCIPAL ACCOUNTING AND FINANCIAL OFFICER)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/S/ DAVID LEE	CHIEF EXECUTIVE OFFICER	DECEMBER 29, 2006
DAVID LEE	(PRINCIPAL EXECUTIVE OFFICER),
ACTING CHIEF FINANCIAL OFFICER
(PRINCIPAL ACCOUNTING AND
FINANCIAL OFFICER) AND
CHAIRMAN OF THE BOARD
DIRECTOR
STEVEN C. BARTLING

/S/ DENNIS LEPON	DIRECTOR	DECEMBER 29, 2006
DENNIS LEPON